                                                                    Exhibit 23.2

                Consent of Ernst & Young, Independent Auditors


We consent to the reference to our firm under the captions "Experts" and to the use of our report dated January 14, 1994, with respect to the financial statements of United National Bancorporation included in the Registration Statement (Form S-4) and related Prospectus of First Commonwealth Financial Corporation dated June 30, 1994.


                                                                   ERNST & YOUNG

Harrisburg, Pennsylvania
June 29, 1994